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File Number:       5868-251-9


                        STATE OF ILLINOIS
                           OFFICE OF
                     THE SECRETARY OF STATE


WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                   THE O'BOISIE CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

    IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 14TH of MAY A.D. 1996 and of the Independence of the United States the two hundred and 20th.

                                  /s/ George H. Ryan
                                  Secretary of State



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Form BCA-10.30                             ARTICLES OF AMENDMENT                    File # 5868-251-9
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
George H. Ryan                      This space for use by Secretary of State   SUBMIT IN DUPLICATE!
Secretary of State
Department of Business Services                    FILED
Springfield, IL 62756                           MAY 14, 1996
Telephone (217) 782-1832                       GEORGE H. RYAN
--------------------------------              SECRETARY OF STATE                 ----------------------------------------
                                                                                 This space for use by Secretary of State
Remit payment in check or
money order, payable to                                                          Date:  5-14-96
"Secretary of State."                                                            Franchise Tax:
The filing fee for articles of                                                   Filing Fee:  $25
amendment - $25.00                                                               Penalty:
                                                                                 Approved:  /s/ illegible

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1.  CORPORATE NAME:          THE O'BOISIE CORPORATION
                                                                (Note 1)

2.  MANNER OF ADOPTION OF AMENDMENT:
    The following amendment to the Articles of Incorporation was adopted on May 7, 1996 in the manner indicated below. ("X" one box only)

/ / By a majority of the incorporators, provided no directors were named in the
    articles of incorporation and no directors have been elected,      (Note 2)
/ / By a majority of the board of directors, in accordance in Section 10.10, the corporation having issued no shares as of the time of adoption of this
    amendment;                                                         (Note 2)
/ / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the
    adoption of the amendment;                                         (Note 3)
/ / By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation
    were voted in favor of the amendment;                              (Note 4)
/ / By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10 (Notes 4 &
    5)
X By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the
    shareholders entitled to vote on this amendment.                   (Note 5)

TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
    Article 1:  The name of the corporation is:
                                  (NEW NAME)

                                      EXPEDITED
                                     MAY 14, 1996
                                  SECRETARY OF STATE

                    All changes other than name, include on page 2
                                        (over)

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                                  Text of Amendment

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in it entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

    RESOLVED, that Article I, Paragraph 1 of the Articles of Incorporation of the Corporation be amended as follows:

              "The number of authorized shares is 30,000,000 common shares, $0.01 par value."


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4.  The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
    (If not applicable, insert "No change").

         NO CHANGE.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

         NO CHANGE.

    (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

         NO CHANGE.

                                Before Amendment         After Amendment

              Paid-in Capital:    $1,000.00                $1,000.00

      (Complete either item 6 or 7 below.  All signatures must be in BLACK INK.)

5.  The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.
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
    Date:     May 7, 1996                                    THE O'BOISIE CORPORATION
                                                      (EXACT NAME OF CORPORATION AT DATE OF EXECUTION)
    attested by:  /s/ Susan Bolin                     by:  /s/ David S. Blue
    (SIGNATURE OF SECRETARY OR ASSISTANT SECRETARY)   (SIGNATURE OF PRESIDENT OR VICE PRESIDENT)
    Susan Bolin, Secretary                             David S. Blue, President
    (TYPE OR PRINT NAME AND TITLE)                     (TYPE OR PRINT NAME AND TITLE)


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7.  If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.


                                          OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, than a majority of the directors of such directors as may be designated by the board, must sign below, and type or print name and title.

    The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

    Dated ______________________________, 19____


                                        Page 3


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                                NOTES AND INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                     (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:
         (a) to remove the names and address of directors named in the articles of incorporation;
         (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section
              5.10 is also filed;
         (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected;
         (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
         (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
         (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05;
         (g)  to restate the articles of incorporation as currently amended.
                                                   (Section 10.15)

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

         Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

         To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

         The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (Section 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.
                                                         (Sections 7.10 & 10.20)